Exhibit 4.1.4

EXECUTION VERSION

CAPITAL ONE MASTER TRUST

FIRST AMENDMENT TO AMENDED AND

RESTATED SERIES 2002-CC SUPPLEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED SERIES 2002-CC SUPPLEMENT, dated as of October 1, 2022 (this “Amendment”), to the Amended and Restated Series 2002-CC Supplement, dated as of October 9, 2002, as amended and restated as of March 17, 2016 (as so amended and restated, the “Supplement”), is entered into among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“CONA”), as Servicer (the “Servicer”), CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (“Funding”), as Transferor (the “Transferor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“BNYM”), as Trustee (the “Trustee”).

RECITALS

WHEREAS, effective October 1, 2022, Capital One Bank (USA), National Association, a national banking association (“COBNA”), was merged with and into CONA (said transaction, the “Merger”);

WHEREAS, by virtue of the Merger, all property of every type and interests therein, all rights, franchises, and choses in action, and all of the liabilities and obligations of every kind and description of COBNA became the property, rights, franchises, and choses in action, and liabilities and obligations of CONA without any other transfer, and, upon the Merger, and without any order or other action, CONA shall hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by COBNA at the time of the Merger, subject to applicable law; and

WHEREAS, for the avoidance of doubt, in connection with the Merger, COBNA, in its capacity as Original Servicer, assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under the Supplement to CONA, in its capacity as New Servicer, pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of October 1, 2022 (the “Assignment and Assumption Agreement”), among COBNA, in its capacity as Original Seller, Servicer and Administrator and in its individual capacity, Funding, as Transferor and in its individual capacity, CONA, in its capacity as New Seller, Servicer and Administrator and in its individual capacity, BNYM, as Trustee and as Indenture Trustee, Capital One Multi-asset Execution Trust, a statutory trust organized under the laws of the State of Delaware, as Issuer, the Independent Director of Funding, Clayton Fixed Income Services LLC, a Delaware limited liability company, as Asset Representations Reviewer, and Capital One Services, LLC, a Delaware limited liability company, as subservicer and in its individual capacity;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1. Amendments to the Supplement. Each party to the Supplement hereby agrees that the Supplement shall be amended as follows:

(a) by deleting all references therein to “Capital One Bank (USA), National Association” and replacing such references with “Capital One, National Association”.

ARTICLE II

ACKNOWLEDGEMENT OF ASSIGNMENT AND ASSUMPTION

SECTION 2.1. Acknowledgement of Assignment and Assumption of the Supplement. CONA, in its capacity as New Servicer, acknowledges and confirms that it is bound by the Supplement, that it has accepted all of COBNA’s right, title, and interest, and has assumed all of COBNA’s duties, obligations, and liabilities and the performance of every covenant, in, to, and under the Supplement, and has agreed that it shall be substituted for COBNA, in its capacity as Original Servicer, under the Supplement. For the avoidance of doubt, CONA hereby expressly assumes the performance of every covenant and obligation of COBNA under the Supplement.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1. Conditions to Effectiveness. The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)      delivery of an Opinion of Counsel, from Funding to the Trustee and any Series Enhancer, to the effect specified in Exhibit H-1 of the Pooling and Servicing Agreement (as defined below) pursuant to Subsection 13.02(d) of the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, July 1, 2007 and March 17, 2016, and as amended by the First Amendment thereto, dated as of January 27, 2017 and the Second Amendment thereto, dated as of October 1, 2022 (as so amended and restated, the “Pooling and Servicing Agreement”), among CONA, as Servicer, Funding, as Transferor, and BNYM, as Trustee;

(b)      delivery of written confirmation to CONA and Funding from each Rating Agency that this Amendment will not have a Ratings Effect, and copies of such confirmation to the Trustee, delivered pursuant to Subsection 13.01(a) of the Pooling and Servicing Agreement;

(c)      delivery of an Officer’s Certificate, from Funding to the Trustee and each provider of Series Enhancement, stating that Funding reasonably believes that this Amendment will not, based on the facts known to such officer at the time of such certification, have a material adverse effect and is not reasonably expected to have an Adverse Effect at any time in the future, on the interests of the Certificateholders;

(d)      delivery of counterparts of this Amendment, duly executed by the parties hereto;

(e)      delivery of counterparts of the Assignment and Assumption Agreement, duly executed by the parties thereto; and

(f)      COBNA has been merged with and into CONA.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Supplement, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

SECTION 4.2. Ratification of Supplement. Except as specifically amended, modified or supplemented by this Amendment, the Supplement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof. Each of the parties to the Supplement agrees to be bound by the terms of the obligations of the Supplement, as amended by this Amendment, as though the terms and obligations of the Supplement were set forth herein.

SECTION 4.3. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which, when executed, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 4.4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.5. Trustee. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein. The parties hereto agree that the Trustee shall be afforded all the rights, privileges, protections, immunities and indemnities provided to it under the Supplement.

SECTION 4.6. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Supplement, the Pooling and Servicing Agreement or the Assignment and Assumption Agreement, as applicable. All Section or Subsection references herein shall mean Sections or Subsections in the Supplement or the Pooling and Servicing Agreement, as applicable, except as otherwise provided herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CAPITAL ONE, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Managing Vice President,
Treasury Capital Markets

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Eric D. Bauder
Name: Eric D. Bauder
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

[Signature Page to First Amendment to COMT Series 2002-C Supplement]